Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Stephen C. Jumper, CEO and President

James K. Brata, Chief Financial Officer

(800) 332-9766

www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FIRST QUARTER 2022 RESULTS

MIDLAND, Texas, May 16, 2022/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its first quarter ended March 31, 2022.

For the first quarter ended March 31, 2022, the Company reported revenues of $18,359,000, an increase of approximately 56.3% compared to $11,748,000 for the quarter ended March 31, 2021. For the first quarter of 2022, the Company reported a net loss of $2,391,000, or $0.10 loss per share of common stock, compared to a net loss of $5,228,000, or $0.22 loss per share of common stock, for the quarter ended March 31, 2021. The Company reported positive EBITDA of $229,000 for the quarter ended March 31, 2022 compared to negative EBITDA of $1,858,000 for the quarter ended March 31, 2021. General and Administrative Costs increase for the quarter include transaction costs of $2,872,000 related to the previously announced proposed merger with a subsidiary of Wilks Brothers, LLC, which did not receive the requisite 80% shareholder approval at a special meeting of the Company’s stockholders on March 15, 2022. Wilks Brothers, LLC currently owns approximately 74.46% of all outstanding shares of the Company following the closing of the recent tender offer on January 14, 2022.

During the first quarter of 2022, the Company operated one large channel count data acquisition crew during the first half and a small channel count crew in the second half of the quarter in the United States (“U.S.”) and a peak of three crews in Canada during the quarter. The Canadian season concluded at the end of the first quarter. The Company does not have any crews currently working in the lower 48 or Canada.

Capital expenditures were $28,000 for the three months ended March 31, 2022, primarily for maintenance capital items. The Company’s Board of Directors approved an initial capital budget of $5,000,000 for 2022 in January and anticipates spending a significant portion of the proposed budget on support vehicles to replace existing vehicles nearing their end of useful life. Cash, restricted cash and short-term investments at March 31, 2022 were $19,660,000 compared to $30,641,000 at March 31, 2021. The Company’s accounts receivable at March 31, 2022 were $18,495,000 compared to $8,905,000 at March 31, 2021. Working capital was $35,453,000 at March 31, 2022 compared to $35,268,000 at March 31, 2021.

As noted in the Company’s year-end 2021 press release, visibility beyond the first quarter of 2022 is limited as demand for seismic data acquisition services in North America remains weak. While we are seeing a slightly increased interest in future projects, the outlook for the second and third quarters remains challenged as many U.S. Exploration and Production companies maintain their focus on shareholder return of capital initiatives and modest increases in production.

Stephen C. Jumper, CEO and President of the Company, said “Despite much improved first quarter results, market conditions in the North American seismic data acquisition sector remain difficult with historically low levels of crew activity. Based on currently available information, we do not anticipate operating a crew in the second quarter and expect limited activity in the third quarter of 2022. Although oil and natural gas prices have risen, we have not seen an increase in demand for our services. That said, management is actively engaging in conversations with prospective clients for projects in late 2022 and we are hopeful that the high-priced oil environment will encourage exploration and production companies to put capital back to work in exploration and development.”

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the SEC. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, and depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under GAAP, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These risks include, but are not limited to, the Company’s status as a controlled public company, which exempt the Company from certain corporate governance requirements; the limited market for the Company’s shares, which could result in the delisting of the Company’s shares from Nasdaq and the Company no longer being required to make filings with the SEC; the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting impact on demand for oil and gas; surpluses in the supply of oil and the ability of OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays, reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; and disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 18, 2022 and any subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Operating revenues	$18,359	$11,748

Operating costs:
Operating expenses	12,638	10,942
General and administrative	5,531	2,807
Depreciation and amortization	2,634	3,434
	20,803	17,183

Loss from operations	(2,444)	(5,435)

Other income (expense):
Interest income	25	70
Interest expense	(11)	(6)
Other income (expense), net	39	143
Loss before income tax	(2,391)	(5,228)

Income tax (expense) benefit	—	—

Net loss	(2,391)	(5,228)

Other comprehensive (loss) income:
Net unrealized (loss) income on foreign exchange rate translation, net	(233)	201

Comprehensive loss	$(2,624)	$(5,027)

Basic loss per share of common stock	$(0.10)	$(0.22)

Diluted loss per share of common stock	$(0.10)	$(0.22)

Weighted average equivalent common shares outstanding	23,692,558	23,478,072

Weighted average equivalent common shares outstanding - assuming dilution	23,692,558	23,478,072

DAWSON GEOPHYSICAL COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,395	$25,376
Restricted cash	5,000	5,000
Short-term investments	265	265
Accounts receivable, net	18,495	8,905
Prepaid expenses and other current assets	4,179	3,313
Total current assets	42,334	42,859

Property and equipment, net	23,780	26,349
Right-of-use assets	4,711	4,435
Intangibles, net	400	395

Total assets	$71,225	$74,038

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,010	$2,580
Accrued liabilities:
Payroll costs and other taxes	988	1,066
Other	1,447	1,338
Deferred revenue	489	1,344
Current maturities of notes payable and finance leases	917	302
Current maturities of operating lease liabilities	1,030	961
Total current liabilities	6,881	7,591

Long-term liabilities:
Notes payable and finance leases, net of current maturities	—	8
Operating lease liabilities, net of current maturities	4,158	3,942
Deferred tax liabilities, net	20	20
Total long-term liabilities	4,178	3,970

Operating commitments and contingencies	—	—

Stockholders' equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized, 23,812,329 and 23,692,379 shares issued, and 23,812,329 and 23,643,934 shares outstanding at March 31, 2022 and December 31, 2021, respectively	238	237
Additional paid-in capital	155,580	155,268
Accumulated deficit	(94,409)	(92,018)
Treasury stock, at cost; 0 and 48,445 shares at March 31, 2022 and December 31, 2021, respectively	—	—
Accumulated other comprehensive loss, net	(1,243)	(1,010)
Total stockholders' equity	60,166	62,477

Total liabilities and stockholders' equity	$71,225	$74,038

Reconciliation of EBITDA to Net Loss

(amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(2,391)	$(5,228)
Depreciation and amortization	2,634	3,434
Interest (income) expense, net	(14)	(64)
Income tax expense (benefit)	-	-
EBITDA	$229	$(1,858)

Reconciliation of EBITDA to Net Cash Used in Operating Activities

(amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities	$(10,660)	$(172)
Changes in working capital and other items	11,423	(1,323)
Non-cash adjustments to net loss	(534)	(363)
EBITDA	$229	$(1,858)